Exhibit 24

POWER OF ATTORNEY

The undersigned directors of Valmont Industries, Inc., a Delaware corporation, hereby constitute and appoint Mogens C. Bay as attorney-in-fact in their name, place and stead to execute Valmont’s annual report on Form 10-K for the fiscal year ended December 29, 2012, together with any and all subsequent amendments thereof in their capacity as Director and hereby ratify and confirm all that said attorney-in-fact may do by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto signed this power of attorney this 26th day of February, 2013.

/s/ Glen A. Barton	/s/ K.R. (Kaj) den Daas
Glen A. Barton, Director	K.R. (Kaj) den Daas, Director

/s/ Stephen R. Lewis, Jr.	/s/ Daniel P. Neary
Stephen R. Lewis, Jr., Director	Daniel P. Neary, Director

/s/ Catherine James Paglia	/s/ Walter Scott, Jr.
Catherine James Paglia, Director	Walter Scott, Jr., Director

/s/ Clark T. Randt, Jr.	/s/ James B. Milliken
Clark T. Randt, Jr., Director	James B. Milliken, Director

/s/ Kenneth E. Stinson
Kenneth E. Stinson, Director